POWER OF ATTORNEY

The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to Nevada Property 1 LLC hereby authorizes, designates and appoints Anthony Pearl to act as attorney-in-fact to (i) execute and file statements on Form ID application, and any amendments thereto, to be filed with the Securities and Exchange Commission to obtain or update EDGAR codes for Nevada Mezz 1 LLC ("the Company") and (ii) execute for and on behalf of the Company Forms 3, 4, and 5, as appropriate, and any successor forms adopted by the Securities Exchange Commission, as required by the Exchange Act and the rules thereunder.

This power of attorney shall continue in effect until the Company no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the Company. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 4th day of June 2010

On behalf of Nevada Mezz 1 LLC:

/s/ Margoth Pilla
Chief Financial Officer

/s/ Stuart Clarke
Treasurer